SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                         ----------------------


                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 20, 1996



                       Nalco Chemical Company
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      (Exact name of registrant as specified in its charter)



     Delaware                  1-4957                    36-1520480
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(State of             (Commission File Number)         (IRS Employer
 Incorporation)                                         Identification
                                                        No.)



One Nalco Center
Naperville, Illinois                                  60563-1198
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:     (708) 305-1000
                                                        --------------
                        (Not Applicable)
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      (Former name or former address, if changed since last report)





Item 5.    Other Events
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Replacement of Shareholder Rights Plan
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      On June 20, 1996, the Board of Directors of Nalco Chemical Company
(the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $0.1875 per share (the "Common Stock"), of the Company to shareholders of record at the close of business on September 1, 1996 (the "Record Date"). Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $1.00 per share, (the "Preferred Stock"), at a price of $125.00 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company, as Rights Agent.

      Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Shares Acquisition Date") or (ii) 15 business days (or such later date as may be determined by action of the Board of Directors of the Company (the "Board of Directors") prior to the time that any person becomes an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificates, together with a copy of the Summary of Rights Plan and not by separate certificates.

      The Rights Agreement also provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any certificates for Common Stock, with or without a copy of this Summary of Rights Plan, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) August 31, 2006 (the "Final Expiration Date"), (ii) the redemption of the Rights by the Company as described below and (iii) the exchange of all Rights for Common Stock as described below.

      In the event that any person (other than the Company, its affiliates or any person receiving newly-issued shares of Common Stock directly from the Company) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Rights Agreement contains an exemption for any issuance of Common Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock.

      In the event that, at any time following the Shares Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then-current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

      Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs (the "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

      The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Stock or the Common Stock, or a reverse split of the outstanding shares of Preferred Stock or the Common Stock.

      At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company will not be required to issue fractional shares of Preferred Stock or Common Stock (other than fractions in multiples of one one-thousandths of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock or Common Stock on the last trading date prior to the date of exercise.

      At any time after the date of the Rights Agreement until the time that a person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The provisions of the Rights Agreement may be amended by the Company, except that any amendment adopted after the time that a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

      As of May 31, 1996, there were 67,370,313 shares of Common Stock outstanding. Each outstanding share of Common Stock on September 1, 1996 will receive one Right. Two hundred thousand (200,000) shares of Preferred Stock will be reserved for issuance in the event of exercise of the Rights.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

      A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an exhibit to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Bylaw Amendments
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      On June 20, 1996, the Board of Directors also adopted certain amendments to the Bylaws of the Company. Among other things, the amendments (1) provide that the only business that may be conducted at a special meeting is the business specified in the notice of the meeting; (2) provide that stockholder proposals and nominations must be given to the Company at least 90 days prior to the date of the Company's annual meeting;
(3) provide that approval of any proposal submitted to stockholders which has not been approved by the Board of Directors requires a vote of a majority of the voting power of the total shares outstanding rather than only a majority of those shares actually voting; (4) update the Bylaws for the Series B Preferred Stock held by the ESOP (which carry 20 votes per share) to clarify that the required vote of stockholders generally is the vote of a majority of the voting power of shares of the Company's outstanding voting stock which are voted at the meeting rather than the number of shares of voting stock; (5) clarify that, under certain circumstances, shares held by a broker or nominee which are present at a meeting but not voted for or against a specific proposal because the broker is not authorized to vote for or against the proposal shall not be included in determining whether a majority of the votes cast have been cast in favor of the proposal; and (6) include certain other technical amendments to fix improper cross-references and typographical errors.

      The amendments to the Bylaws of the Company are attached hereto as
Exhibit 3 and are incorporated herein by reference. The foregoing description of the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.                 Exhibit
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     1                      Rights Agreement, dated as of June 20, 1996
                            between Nalco Chemical Company and First
                            Chicago Trust Company, as Rights Agent, which includes as Exhibit A thereto the Form of Certificate of Designation, Preferences and
                            Rights, as Exhibit B thereto the Form of Right
                            Certificate, and as Exhibit C thereto the Summary of Rights Plan.

      2 Certificate of Designation with respect to the Company's Series C Junior Participating Preferred Stock.

      3 Amendments to the Bylaws of Nalco Chemical Company, as adopted June 20, 1996.

      4                     Press Release dated June 20, 1996.



                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NALCO CHEMICAL COMPANY




Date: June 21st, 1996            By: /s/ James F. Lambe
                                 Title:  Senior Vice President --
                                         Human Resources